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                                                                    Exhibit 24

                              POWER OF ATTORNEY


Dresser Industries, Inc. ("Dresser") and each of the undersigned, an officer or director, or both, of Dresser, do hereby appoint Rebecca R. Morris and Alice A. Hinds, and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of Dresser and the undersigned the following documents and any and all amendments thereto (including post-effective amendments):

     (i) Registration Statement No.33-30821 relating to the offer and sale of Dresser's Common Stock under Dresser's 1989 Director Retirement Plan and resales of such shares by Directors;

     (ii) Registration Statement No.2-91309 relating to the offer and sale of Dresser's Common Stock under Dresser's Automatic Dividend Reinvestment Plan;

     (iii) Registration Statements No.33-59562 and 33-53077 relating to the offer and sale of Dresser's unsecured debentures, notes and other evidences of indebtedness and the offer, sale and guarantee of Baroid Corporation 8% Senior Notes due 2003 and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of debt securities or warrants of Dresser and any other subsidiary of Dresser or guarantees by Dresser of any of its subsidiaries' debt securities or warrants;

     (iv) Registration Statements No.33-48165, 33-26099 and 2-76847 relating to the offer and sale of shares of Dresser Common Stock to officers under Dresser's 1992 Stock Compensation Plan, the offer and sale of shares of Dresser Common Stock to officers under Dresser's Deferred Compensation Plan, the offer and sale of shares of Dresser Common Stock to officers under the 1982 Stock Option Plan and various option plans and sales of such shares by officers of Dresser;

     (v) Registration Statements No.2-81536 and 33-52989 relating to the offer and sale of shares of Dresser Common Stock under Dresser's Stock Purchase Plan and the offer and sale of shares of Dresser Common Stock under The M.W. Kellogg Company Employee's Stock Purchase Plan and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of Dresser Common Stock under the stock purchase plans of any other subsidiary of Dresser;

     (vi) Registration Statement No. 33-52067 relating to the offer and sale of shares of Dresser Common Stock under the Savings Plan for Employees of Baroid Corporation and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of Dresser Common Stock under the savings plan programs of any other subsidiary of Dresser;

     (vii) Registration Statement No.33-50563, 33-54099, and 33-47832 all relating to the offer and sale of Dresser Common Stock issued or exchanged in connection with acquisition transactions and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of Dresser Common Stock issued or exchanged in acquisition transactions;

     (viii) all other applications, reports, registrations, information, documents and instruments filed or required to be filed by Dresser with the Securities and Exchange Commission, any stock exchanges or any state official or agency in connection with the listing, registration or approval of Dresser's Capital Stock, Dresser's debt securities or warrants or Dresser's


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             guarantees of its subsidiaries' debt securities or warrants, or the offer and sale thereof, or in order to meet Dresser's reporting requirements to such entities or persons;

and to file the same, with all exhibits thereto and other documents in connection therewith, and each of such attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has executed this instrument on January 18, 1996.

                                       DRESSER INDUSTRIES, INC.



                                       By: /s/ CLINT E. ABLES
                                           -----------------------------------
                                           Clint E. Ables
                                           Vice President and General Counsel




 /s/ WILLIAM E. BRADFORD, President
------------------------------------
William E. Bradford, President,
Chief Executive Officer and Director

 /s/ GEORGE H. JUETTEN
------------------------------------
George H. Juetten, Vice President-Controller
(Chief Accounting Officer)

 /s/ B. D. ST. JOHN
------------------------------------
B. D. St. John, Vice Chairman of the
Board and Director
(Principal Financial Officer)

 /s/ SAMUEL B. CASEY                            /s/ J. LANDIS MARTIN
------------------------------------            ------------------------------
Samuel B. Casey, Jr., Director                  J. Landis Martin, Director


 /s/ LAWRENCE S. EAGLEBURGER                    /s/ JOHN J. MURPHY
------------------------------------            ------------------------------
Lawrence S. Eagleburger, Director               John J. Murphy, Chairman
                                                of the Board and Director


 /s/ SYLVIA A. EARLE                            /s/ LIONEL H. OLMER
------------------------------------            ------------------------------
Sylvia A. Earle, Ph.D., Director                Lionel H. Olmer, Director


 /s/ RAWLES FULGHAM                             /s/ JAY A. PRECOURT
------------------------------------            ------------------------------
Rawles Fulgham, Director                        Jay A. Precourt, Director


 /s/ JOHN A. GAVIN                              /s/ RICHARD W. VIESER
------------------------------------            ------------------------------
John A. Gavin, Director                         Richard W. Vieser, Director


 /s/ RAY L. HUNT
------------------------------------
Ray L. Hunt, Director